                                                                    Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Brightpoint, Inc. pertaining to the registration of 382,659 shares of Brightpoint, Inc. common stock and to the incorporation by reference therein of our reports dated January 24, 2000, with respect to the consolidated financial statements of Brightpoint, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP


Indianapolis, Indiana
May 9, 2000